Exhibit 99.1

News Release

News Media Contact:	Investor Relations Contact:

Dan Wilinsky	Eric Boyer
IHS Markit	IHS Markit
+1 303 397 2468	+1 303 397 2969
dan.wilinsky@ihsmarkit.com	eric.boyer@ihsmarkit.com

IHS Markit Announces Intent to Acquire Ipreo, a Leading Software Solutions and Data Provider in Global Capital Markets

Combination will extend IHS Markit workflow products and put company at center of large and rapidly growing alternatives sector

Increases organic revenue growth profile of IHS Markit

IHS Markit also announces plans to sell MarkitSERV, its derivatives processing business

LONDON (May 21, 2018 – 6:00 am Eastern time) – IHS Markit (Nasdaq: INFO), a world leader in critical information, analytics and solutions, has signed a definitive agreement to acquire Ipreo, a leading financial services solutions and data provider, for $1.855 billion from private equity funds managed by Blackstone and the Goldman Sachs Merchant Banking Division.

The acquisition is expected to close in the second half of 2018, subject to customary closing conditions and regulatory filings and approvals, including with the UK Financial Conduct Authority and under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976.

IHS Markit also announced today that, following a detailed review of its financial services businesses as part of a disciplined capital allocation strategy, it has initiated a process to sell MarkitSERV, its derivatives processing business. MarkitSERV is a leading provider of end-to-end trade processing and workflow solutions across OTC derivatives asset classes.

Lance Uggla, chairman and CEO of IHS Markit, said the Ipreo acquisition represents an exciting opportunity to acquire a fast-growing financial services company with highly complementary business lines.

“Ipreo has an extremely strong brand in financial markets and its services are a logical and highly complementary extension to our financial services business and our customer base,” Uggla said. “Across multiple product lines, we will deliver a more comprehensive service that will allow clients to streamline their workflow and make quicker and better decisions. We are excited to expand our footprint in the rapidly growing alternatives sector.”

“This marks the coming together of two strong organizations for the greater benefit of all of our clients,” said Scott Ganeles, CEO of Ipreo, “IHS Markit will be a tremendous partner as we continue to build on our position as a leading provider to global capital markets participants.”

Ipreo supports all participants in the capital-raising process, including banks, public and private companies, institutional and individual investors as well as research, asset management and wealth management firms. Ipreo products and services minimize the increasing costs and complexities of capital markets and offer solutions to the high demand for regulation and compliance, industry cost pressures and steep costs associated with building and maintaining in-house systems. Based in New York City, Ipreo currently employs more than 1,700 people.

“Ipreo is well known as best in class in their product and service offerings. By uniting Ipreo’s strong teams and business with IHS Markit, we will deliver even more to our client bases including new and innovative combined solutions. The way our respective businesses complement one another is quite extraordinary,” said Adam Kansler, president of financial services for IHS Markit.

Kevin Marcus, president and COO of Ipreo, said, “IHS Markit is a great fit for us – in culture, market approach and focus on customer service – and is a great home for us to continue our trajectory of success. We’re excited to leverage the collective talent of our organizations to continue to bring leading-edge solutions to market.”

“As a customer of both IHS Markit and Ipreo, we are excited by this combination and the potential for further integrated services,” said Sumit Rajpal, managing director at Goldman Sachs.

Martin Brand, a senior managing director at Blackstone, said, “Since we invested in Ipreo, the company has been able to deliver rapid innovation and revenue growth, leading to substantial shareholder value creation. IHS Markit will be a synergistic partner for Ipreo, with a strong management team we have known for a long time. We look forward to continuing to work with IHS Markit to explore opportunities to partner in financial technology.”

Financial details

The Ipreo purchase price of $1.855 billion represents an effective 2019 forward Adjusted EBITDA multiple of 16x. After adjusting for a tax step-up, the effective multiple is 15x.

This high-growth business is expected to achieve double-digit organic growth in 2019, and be accretive to 2019 Adjusted EPS.

IHS Markit has received committed debt financing for the acquisition. IHS Markit’s expected leverage ratio as defined in its credit facility is expected to be approximately 3.6x at close, delevering to below 3.0x by third quarter 2019. IHS Markit will suspend its share repurchase program until leverage returns to its targeted 2-3x leverage range.

Barclays is acting as lead financial advisor and HSBC is acting as financial advisor to IHS Markit for its acquisition of Ipreo. HSBC will act as sole lead arranger and book runner for the committed debt financing for the acquisition of Ipreo. Davis Polk & Wardwell LLP is acting as IHS Markit’s legal advisor.

Conference Call and Webcast

A conference call and webcast with IHS Markit leadership to discuss the acquisition of Ipreo, as well as plans to divest MarkitSERV, will be conducted Monday, May 21, 2018, at 8:00 a.m. Eastern time.

•	To join the live event by phone, call toll-free (877) 309-2923. Conference ID: 9279541.

•	To join the webcast, visit the IHS Markit website at http://investor.ihsmarkit.com and log on at least 15 minutes prior to the start of the webcast. A replay of the webcast will be available approximately two hours after the conclusion of the live event. To access the webcast recording, visit http://investor.ihsmarkit.com. The webcast recording will be available on this IHS Markit investor website for one year.

Supplemental materials regarding the transactions will be posted to the IHS Markit website at http://investor.ihsmarkit.com at least one hour in advance of the conference call and webcast.

About IHS Markit (www.ihsmarkit.com)

IHS Markit (Nasdaq: INFO) is a world leader in critical information, analytics and solutions for the major industries and markets that drive economies worldwide. The company delivers next-generation information, analytics and solutions to customers in business, finance and government, improving their operational efficiency and providing deep insights that lead to well-informed, confident decisions. IHS Markit has more than 50,000 business and government customers, including 80 percent of the Fortune Global 500 and the world’s leading financial institutions. Headquartered in London, IHS Markit is committed to sustainable, profitable growth.

IHS Markit is a registered trademark of IHS Markit Ltd. and/or its affiliates. All other company and product names may be trademarks of their respective owners © 2018 IHS Markit Ltd. All rights reserved.

About Ipreo (www.ipreo.com)

Ipreo powers the networks that connect capital to ideas. We are a leading global provider of financial services technology, data and analytics, supporting all participants in the capital-raising process, including banks, public and private companies, institutional and individual investors, as well as research, asset management and wealth management firms. Our unique, cross-asset class solutions equip our clients with the information and tools they need for more effective decision-making and a more efficient workflow. Ipreo serves clients in every major financial hub around the world.

# # #

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “project,” “estimate,” “believe,” “seek,” “see,” “may,” “will,” “intend,” “would,” “should,” “could,” “target,” “aim” and similar expressions, variations or negatives of these words, and the use of future tense. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transactions and the anticipated benefits thereof. Without limiting the generality of the foregoing, forward-looking statements contained in this communication may include the expectations of management regarding plans, strategies, objectives and anticipated financial and operating results of IHS Markit. IHS Markit’s estimates and forward-looking statements are mainly based on its current expectations and estimates of the proposed transactions and of future events and trends, which affect or may affect its businesses and operations. Although IHS Markit believes that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to IHS Markit. These and other forward-looking statements, including the failure to consummate the proposed transactions or to make or take any filing or other action required to consummate such transactions on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to, those risks discussed in IHS Markit’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, along with its other filings with the US Securities and Exchange Commission (the “SEC”), which are available at www.sec.gov or on the investor relations section of its website, www.ihsmarkit.com, and (i) the completion of the proposed transactions on anticipated terms and timing, including obtaining regulatory approvals, potential accretion, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, benefits, operating efficiencies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of IHS Markit’s operations, and other conditions to the completion of the proposed transactions; (ii) expectations regarding continued availability and terms of capital and financing, including financing required to consummate the proposed transactions, rating agency actions, and debt repayments; (iii) the risk that disruptions from the proposed transactions will harm IHS Markit’s business, including current plans and operations; (iv) the ability of IHS Markit to complete the integration or separation of the proposed transactions, including retaining and hiring key personnel; (v) potential business uncertainty, including changes or adverse reactions to existing business and customer relationships, from the announcement, during the pendency and after completion of the proposed transactions; and (vi) the potential negative effects of the announcement of the proposed transactions on the market price of IHS Markit’s common shares. While the list of factors presented here and in IHS Markit’s filings is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Other factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on IHS Markit’s consolidated financial condition, results of operations, credit rating or liquidity. IHS Markit does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. All forward-looking statements are qualified in their entirety by this cautionary statement.